Exhibit 99.3

                            JOINT FILERS' SIGNATURES





 WARBURG PINCUS PARTNERS, LLC

 By:  Warburg Pincus & Co., its Managing Member

 By:   /s/ Scott A. Arenare
       ---------------------------                  Date: 7/25/08
       Name:   Scott A. Arenare
       Title:  Partner

 WARBURG PINCUS LLC

By:   /s/ Scott A. Arenare
       ---------------------------                  Date: 7/25/08
       Name:   Scott A. Arenare
       Title:  member

 WARBURG PINCUS & CO.

 By:   /s/ Scott A. Arenare
       ---------------------------                  Date: 7/25/08
       Name:   Scott A. Arenare
       Title:  Partner


 By:   /s/ Scott A. Arenare
       --------------------------------             Date: 7/25/08
       Name:  Charles R. Kaye
       By:    Scott A. Arenare, Attorney-in-Fact*


 By:   /s/ Scott A. Arenare
       --------------------------------             Date: 7/25/08
       Name:  Charles R. Kaye
       By:    Scott A. Arenare, Attorney-in-Fact**


* Power of Attorney given by Mr. Kaye was previously filed with the Securities and Exchange Commission on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the Securities and Exchange Commission on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.